Exhibit (h.18)

Exhibit A

ICE BofA 1-5 Year US Corporate Index

ICE BofA 5-10 Year US Corporate Index

ICE BofA 6-Month US Treasury Bill Index

ICE BofA 10+ Year US Corporate Index

ICE BofA BB US High Yield Constrained Index

ICE BofA US Corporate Index

ICE BofA US High Yield Constrained Index

1